As filed with the Securities and Exchange Commission on September 20, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

QUANTA SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	74-2851603 (I.R.S. employer identification number)

1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(713) 629-7600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Dana A. Gordon, Esq.
Vice President, General Counsel and Secretary
1360 Post Oak Boulevard, Suite 2100
Houston, Texas 77056
(713) 629-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

W. Robert Shearer, Esq. Baker & Hostetler LLP 1000 Louisiana, Suite 2000 Houston, Texas 77002 (713) 646-1391	Thomas R. Denison First Reserve Corporation One Lafayette Place Greenwich, CT 06830 (203) 661-6601

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering. ☒ Registration No. 333-114938

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE
COMMISSION IN ACCORDANCE WITH RULE 462(b) UNDER THE SECURITIES ACT OF 1933.

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Share	Price	Registration Fee
Common Stock, par value $.00001 per share	3,817,000 (1)	$7.02 (2)	$26,795,340 (2)	$3,395 (3)

(1)	Does not include an aggregate of 20,000,000 shares of common stock registered by Quanta Services, Inc. on its registration statement on Form S-3 (Registration No. 333-114938) for the same offering.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

(3)	Calculated pursuant to Rule 457(c) under the Securities Act, on the basis of $7.02 per share, which was the average of the high and low prices of the Registrant’s common stock as reported on the New York Stock Exchange on September 15, 2004.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF SELECTED INFORMATION
PART II
ITEM 16. EXHIBITS
SIGNATURES
INDEX TO EXHIBITS
Opinion of Baker & Hostetler LLP
Consent of PricewaterhouseCoopers LLP

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE OF SELECTED INFORMATION

     This registration statement is filed by Quanta Services, Inc. with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933 and General Instruction IV to Form S-3. The contents of our registration statement on Form S-3 (Registration No. 333-114938), filed with the Securities and Exchange Commission on April 28, 2004 and declared effective on June 30, 2004, relating to the offering of 20,000,000 shares of common stock by a selling stockholder are hereby incorporated herein by reference. This registration statement is filed solely for the purpose of registering an additional 3,817,000 shares of our common stock for sale by a selling stockholder in the same offering.

     We hereby certify to the Securities and Exchange Commission that:

•	we have instructed our bank to pay the Securities and Exchange Commission the filing fee set forth on the cover page of this registration statement by a wire transfer of that amount to the account of the Securities and Exchange Commission at Mellon Bank as soon as practicable (but no later than the close of business on September 21, 2004);

•	we will not revoke those instructions;

•	we have sufficient funds in the relevant account to cover the amount of the filing fee; and

•	we will confirm receipt of the instructions by our bank during the bank’s regular hours of business on September 21, 2004.

PART II

ITEM 16. EXHIBITS

5.1	Opinion of Baker & Hostetler LLP as to the legality of the securities being registered (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Baker & Hostetler LLP (see Exhibit 5.1)

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 20th day of September, 2004.

QUANTA SERVICES, INC.
By:	/s/ John R. Colson
John R. Colson
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on September 20, 2004, by the following persons in the capacities indicated below:

SIGNATURE	TITLE (CAPACITY)
* John R. Colson	Chief Executive Officer, Director (Principal Executive Officer)
* James R. Ball	Director
* Vincent D. Foster	Director
* Bernard Fried	Director
* H. Jarrell Gibbs	Director
* Louis C. Golm	Director
* Ben A. Guill	Director
* Thomas J. Sikorski	Director
* Gary A. Tucci	Director

* John R. Wilson	Director

By:	*/s/ Dana A. Gordon
Dana A. Gordon
Attorney-in-Fact

INDEX TO EXHIBITS

5.1	Opinion of Baker & Hostetler LLP as to the legality of the securities being registered (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Baker & Hostetler LLP (see Exhibit 5.1)